GENERAL ASSIGNMENT AND BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sapphire Wines, LLC, a Delaware limited liability company (“Seller”), does hereby convey, transfer and assign to Saphire Advisors, LLC, a Delaware limited liability company (“Purchaser”), and Purchaser’s successors and assigns, and Purchaser does hereby acquire from Seller, all of the right, title and interest of Seller, if any, in and to the assets set forth on Exhibit A attached hereto (the “Assets”).

Seller hereby constitutes and appoints Purchaser and Purchaser’s successors and assigns as Seller’s true and lawful attorney to (a) demand and receive from time to time any and all of the Assets hereby transferred, conveyed, assigned, and delivered, (b) institute and prosecute any and all proceedings to collect or enforce any claim, right, or title of any kind in or to the Assets and (c) defend or compromise any and all actions, suits, or proceedings with respect to said Assets.

The laws of the State of California (irrespective of its choice of law principles) shall govern all matters arising out of or relating to this General Assignment and Bill of Sale (“Assignment”) and the transactions contemplated hereby, including, without limitation, its interpretation, construction, performance, and enforcement.  All actions or proceedings in any way, manner or respect, arising out of or related to this Assignment shall be litigated only in courts having situs in San Francisco, California.  Each party to this Assignment hereby consents and submits to the exclusive jurisdiction of any court of the State of California sitting in San Francisco, California and its appellate courts for the purposes of all legal actions and proceedings arising out of or relating to this Assignment, and waives any right such party may have to transfer the venue of any such action or proceeding.

IN WITNESS WHEREOF, Seller has caused this General Assignment and Bill of Sale to be executed by a duly authorized officer of such party on the date first written below.

DATED:  October __, 2009.

SAPPHIRE WINES, LLC

By:
Name:
Its:

EXHIBIT A

Assets

1.	All “E” wine inventory also sometimes referred to as “H” wine.
2.
All computers and cell phones used by sales people of Seller not engaged by The Saint James Eos Wine Company at the closing contemplated by that certain Membership Interest Purchase Agreement, dated October __, 2009, by and among Purchaser, The Saint James Eos Wine Company and The Saint James Company.

3.	All furniture, artwork, personal items, computers (excluding the Great Plains software) and other equipment located in the Tennessee office of Seller.
4.	Seller’s Tennessee office telephone number - (615) 771-9111.